UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 22, 2021

Date of Report (Date of earliest event reported)

SPK Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40462	86-1373795
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 368, 302 Buwei 211 Fute North Road, China (Shanghai) Pilot Free Trade Zone, 200131	n/a
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 134-3912-9879

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock, $0.0001 par value and one Right to acquire 1/10 of one share of Common Stock	SPKAU	NASDAQ Capital Market
Common Stock	SPK	NASDAQ Capital Market
Rights	SPKAR	NASDAQ Capital Market

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 8.01 is incorporated into this Item by reference.

Item 8.01. Other Events

As previously disclosed on a Current Report on Form 8-K dated June 11, 2021 (“Current Report”), SPK Acquisition Corp. (the “Company”) consummated its initial public offering (“IPO”) of 5,000,000 units (the “Units”). Each Unit consists of one share of common stock (“Common Stock”), and one right to receive one-tenth (1/10) of one share of Common Stock upon the consummation of an initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $50,000,000. The Company granted the underwriters a 45-day option to purchase up to 750,000 additional Units to cover over-allotments, if any.

As also previously disclosed in the Current Report, simultaneously with the closing of the IPO, the Company consummated the private placement (“Private Placement”) of 205,000 units (the “Private Units”) at a price of $10.00 per Private Unit, generating total proceeds of $2,050,000.

Subsequently, on July 20, 2021, the underwriters partially exercised the option and the closing of the issuance and sale of the additional Units occurred on July 22, 2021. The total aggregate issuance by the Company of 91,196 units at a price of $10.00 per unit resulted in total gross proceeds of $911,960.

A total of $50,911,960 of the net proceeds from the sale of Units in the initial public offering (including the over-allotment option units) on June 10, 2021 and July 22, 2021, were placed in a trust account established for the benefit of the Company’s public shareholders. Included with this report as Exhibit 99.1 is a pro-forma balance sheet reflecting the exercise of the over-allotment option.

On July 20, the underwriters canceled the remainder of the over-allotment option. In connection with the cancellation of the remainder of the over-allotment option, the Company on July 22 cancelled an aggregate of 164,701 shares of Common Stock issued to SPK Acquisition LLC, the Company’s sponsor, prior to the IPO and Private Placement. As of July 22, 2021, 6,596,275 shares of common stock, $0.0001 par value, were issued and outstanding.

The Private Units are identical to the Units sold in the IPO. However, the sponsor has agreed to certain restrictions on the Private Units, as described in the Registration Statement. Additionally, the holders agreed not to transfer, assign or sell any of the Private Units or underlying securities (except in limited circumstances, as described in the Registration Statement) until the completion of the Company’s initial business combination. The holders were granted certain demand and piggyback registration rights in connection with the Private Units.

The Private Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Pro-Forma Balance Sheet dated July 22, 2021 (unaudited)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2021

SPK ACQUISITION CORP.

By:	/s/ Sophie Ye Tao
Name:	Sophie Ye Tao
Title:	Chief Executive Officer

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